BOB’S DISCOUNT FURNITURE ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS
Net Revenue Increased 8.8%
Comparable Sales Increased 2.3%
Opened 4 New Stores
Reaffirms Full Year 2026 Financial Guidance
MANCHESTER, Conn. - Bob’s Discount Furniture, Inc. (NYSE:BOBS) (“We”, “our”, the “Company”, “Bob’s Discount Furniture” or “Bob’s”) today announced financial results for the second fiscal quarter ended June 28, 2026.
"Our strong second quarter results demonstrate the resilience of Bob’s business model and the effectiveness of our strategy in a demanding retail environment. As consumers remain focused on value, our Everyday Low Price approach continues to resonate, driving market share gains and reinforcing our competitive position,” said Bill Barton, President and Chief Executive Officer. “These results are a testament to the outstanding execution of our teams and the unique culture that sets Bob’s apart. By remaining disciplined in our investments and focused on delivering exceptional value and a differentiated experience to our customers, we are well positioned to capitalize on the significant growth opportunities ahead."
Second Quarter of Fiscal Year 2026
•Net revenue of $619.6 million increased 8.8% from $569.5 million in the second quarter of fiscal year 2025 driven by new stores and comparable sales growth.
•The Company opened 4 new stores and ended the quarter with 218 stores in 27 states.
•Comparable sales growth of 2.3% was driven by higher average order value and conversion, partially offset by lower in-store traffic.
•The Company received approval for $45.1 million in International Emergency Economic Powers Act (“IEEPA”) tariff refunds in the second quarter of fiscal year 2026. Of this amount, the Company recognized $37.9 million of tariff refunds in cost of sales related to inventory previously sold, $5.7 million as a reduction to inventory on hand, and $1.5 million in interest income. At June 28, 2026, we had $41.9 million in IEEPA tariff refund receivables, which was received subsequent to fiscal quarter end.
•Gross profit increased 20.7% to $319.1 million in the second quarter of fiscal year 2026, which is inclusive of $37.9 million in IEEPA tariff refunds discussed above, resulting in gross margin of 51.5%. Excluding the IEEPA tariff refunds, adjusted gross margin* decreased to 45.4% compared to 46.4% in the prior year period due to unusually favorable freight rates in the prior year, partially offset by favorable product mix shift into the “Better” and “Best” product categories relative to historical levels, and higher protection plan and delivery margins.
•Selling, general and administrative expenses (“SG&A”) increased 9.3% to $235.0 million in the second quarter of fiscal year 2026 due to payroll-related expenses for new stores, higher occupancy costs associated with new and existing stores and an increase in marketing spend due to greenfield store expansion. SG&A as a percentage of revenue increased slightly to 37.9% compared to 37.7% in the prior year period due to incremental marketing, and higher payroll and occupancy costs associated with new stores and greenfield market expansion, substantially offset by efficiencies at existing stores.
•Net income of $57.8 million compared to $35.2 million in the second quarter of fiscal year 2025. Adjusted net income* was $27.8 million compared to $32.2 million in the second quarter of fiscal year 2025.
•Diluted net income per share of $0.43 compared to $0.31 in the second quarter of fiscal year 2025. Adjusted diluted net income per share* was $0.20 compared to $0.29 in the second quarter of fiscal year 2025.
•Adjusted EBITDA* of $60.8 million or 9.8% compared to $62.8 million or 11.0% in the second quarter of fiscal year 2025.
*See Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures below for further information. All Non-GAAP Financial Measure exclude IEEPA tariff refunds, and related interest income as applicable.

Balance Sheet and Liquidity
•Total liquidity of $176.6 million, comprised of cash and cash equivalents of $32.0 million and available borrowing capacity of $144.6 million at June 28, 2026. Subsequent to quarter end, we received $41.9 million in IEEPA tariff refunds further strengthening our liquidity.
•Inventories were $345.9 million as of the end of the second quarter of fiscal year 2026, a decrease of 1.3% compared to year end primarily related to $5.7 million in IEEPA tariff refunds recorded as a reduction of inventory in the period.
•Net cash provided by operating activities was $93.1 million in the year-to-date period, an increase of $57.0 million compared to the prior year, primarily driven by the timing of payments on inventory purchases.
•Investments in capital expenditures, net of tenant allowances of $47.3 million in the year-to-date period was primarily associated with our new store program and early development of a new distribution center in Georgia.
Recent Developments
The Company has reaffirmed its top- and bottom-line guidance for full fiscal year 2026 financial operating results, presented in the table below. Within our outlook, net income now reflects the tariff refund received in the second quarter, whereas adjusted EBITDA and adjusted net income do not, and we now expect pre-opening expenses of approximately $26 million compared to our prior expectation of $23-$24 million. Fiscal year 2026 includes 53 weeks. The “53rd week” is expected to deliver $40.0 million in net revenues, $3.5 million in net income and $5.0 million in adjusted EBITDA.

Fiscal Year 2026
Net revenues	$2,600 to $2,625 million
Comparable sales growth(1)	1.5% to 2.5%
Net income	$152 to $160 million
Adjusted EBITDA(2)	$255 to $265 million
Adjusted net income(2)	$121 to $129 million
Other estimates:
Net capital expenditures(3)	$110 to $115 million
Pre-opening expenses	Approximately $26 million
Effective tax rate	Approximately 27%
New store count	Approximately 20
FD shares outstanding(4)	Approximately 135 million
(1) Comparable sales growth is a key performance indicator that measures performance during the current reporting period against the performance of the comparable store sales and of the eCommerce sales in the corresponding period of the previous fiscal year. Comparable sales growth excludes net sales from the non-comparable 53rd week.
(2) See Non-GAAP Financial Measures for definitions of Adjusted EBITDA and Adjusted net income.
(3) Net capital expenditures represents capital expenditures net of tenant allowances.
(4) FD shares outstanding reflects expected average fully diluted shares outstanding for fiscal year 2026.
Conference Call
A conference call to discuss fiscal year 2026 second quarter financial results is scheduled for today, August, 6, 2026, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-877-407-0779 (international callers dial 1-201-389-0914) approximately 10 minutes prior to the start of the call. The conference call will be webcast and once available, a recorded replay can be accessed online at ir.mybobs.com for six months.
About Bob’s Discount Furniture
Bob’s Discount Furniture is a high-growth, national omnichannel retailer of value home furnishings with 218 showrooms as of June 28, 2026 across 27 U.S. states. Since our founding in 1991, we have built our ethos as a trusted and reliable brand offering superior value and service, without compromising on quality or style. Our business model is anchored in delivering furniture at “Everyday Low Prices,” and at the heart of Bob’s success is not just the value of our furniture, but the team members who bring our promise to life every day. From showroom to living room, it’s our people who make Bob’s feel like home. Our belief that everyone deserves a home they love is reflected in how we operate daily and the appreciation we have for our people and communities. From our in-store guest experience specialists who create a no-pressure, no-gimmicks shopping experience, to our distribution and logistics teams who enable fast, reliable fulfillment, Bob’s is built on the dedication of over 6,100 team members nationwide. For more information, please visit www.mybobs.com.

Contacts
Investor Relations Contact:
Edward Plank, Vice President, Investor Relations & Strategy
IR@mybobs.com

Media Contact:
BobsPR@icrinc.com
Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. GAAP, this earnings release and related tables include adjusted gross profit, adjusted gross margin adjusted net income, adjusted EBITDA, and adjusted diluted net income per share, which present operating results on an adjusted basis. We define adjusted gross profit as gross profit adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and adjusted gross margin as adjusted gross profit as a percentage of net sales. We define adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define adjusted diluted net income per share as adjusted net income divided by weighted average shares outstanding. We define adjusted EBITDA as net income before interest expense, interest income, income tax expense/(benefit), and depreciation and amortization, adjusted for items that are not indicative of the operating performance of the business. We believe that excluding certain items from our GAAP results allows management to better understand our financial performance from period to period. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. We use these non-GAAP measures to evaluate the effectiveness of our business strategies, to make budgeting decisions, to evaluate our performance in connection with compensation decisions and to compare our performance against that of peer companies using similar measures. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted gross profit to gross profit, adjusted net income and adjusted EBITDA to net income and adjusted diluted net income per share to diluted net income per share, the most directly comparable financial measures prepared in accordance with U.S. GAAP, below.
Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Recent Developments”, are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.
Forward-looking statements can generally be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements concerning: our expected financial operating results for fiscal year 2026; plans to open new stores, expand into new regions and increase market share; and plans to increase brand awareness and increase comparable sales.
The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, factors and assumptions described in “Risk Factors” in our Annual Report on Form 10-K, including those relating to, among other things:
•our reliance on foreign manufacturing, suppliers and imports for our products;
•the significant competition within our industry;
•our ability to successfully anticipate or respond to changes in consumer preferences;

•global economic conditions and the effect of economic pressures and other business factors on discretionary consumer spending;
•the impact of current and future tariffs on our business;
•managing the challenges associated with our planned new store growth;
•failures by our third-party suppliers or the unavailability of suitable suppliers at reasonable prices;
•failures of our vendors to meet our quality standards or applicable regulatory frameworks;
•disruption in our distribution capabilities or supply chain;
•our ability to protect our intellectual property rights;
•compliance with applicable governmental regulations;
•our ability to protect the privacy and security of information related to our customers, us, our employees or others;
•disruption in our information systems; and
•our ability to effectively manage our eCommerce platform and digital marketing efforts.
The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Bob’s Discount Furniture, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands, except share and per share amounts)

	June 28, 2026	December 28, 2025
Assets
Current assets
Cash and cash equivalents	$32,022	$53,202
Restricted cash	10,175	9,412
Accounts receivable	27,065	17,590
Inventories	345,853	350,284
Tariff refunds receivable	41,908	—
Prepaids and other current assets	47,974	40,871
Total current assets	504,997	471,359
Property and equipment, net	386,867	328,827
Operating lease right-of-use assets	661,362	641,529
Intangible assets	179,100	179,100
Goodwill	181,699	181,699
Deferred offering costs	—	3,981
Other assets	9,592	5,260
Total assets	$1,923,617	$1,811,755
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$279,131	$260,610
Self-insurance reserves	30,061	27,959
Accrued expenses	52,947	66,211
Customer deposits	80,387	70,740
Current portion of Term Loan	—	1,750
Finance lease liabilities, current portion	14,158	15,201
Operating lease liabilities, current portion	106,446	100,563
Total current liabilities	563,130	543,034
Term Loan	—	337,430
Finance lease liabilities, noncurrent portion	72,043	44,254
Operating lease liabilities, noncurrent portion	701,052	678,800
Deferred income taxes	46,774	43,306
Other long-term liabilities	9,446	1,011
Total long-term liabilities	829,315	1,104,801
Total liabilities	1,392,445	1,647,835
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding at June 28, 2026; $0.01 par value, 50,000 shares authorized, no shares issued or outstanding at December 28, 2025	—	—
Common stock, $0.0001 par value, 445,000,000 shares authorized, 130,685,807 shares issued and outstanding at June 28, 2026; $0.0001 par value, 300,000,000 shares authorized, 119,777,765 shares issued and 110,530,029 outstanding at December 28, 2025	13	11
Additional paid-in capital	439,441	199,796
Treasury stock shares, at cost, — and 9,247,736 shares at June 28, 2026 and December 28, 2025, respectively	—	(67,336)
Retained earnings	91,718	31,449
Total stockholders' equity	531,172	163,920
Total liabilities and stockholders' equity	$1,923,617	$1,811,755

Bob's Discount Furniture, Inc.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited, amounts in thousands, except per share amounts)

	Three-Month Fiscal Period Ended
	June 28, 2026		June 29, 2025		Increase (Decrease)
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	%(1)
Net revenues	$619,570	100.0%	$569,529	100.0%	$50,041	8.8%
Cost of sales	300,509	48.5%	305,188	53.6%	(4,679)	(1.5)%
Gross profit	319,061	51.5%	264,341	46.4%	54,720	20.7%
Selling, general, and administrative	234,993	37.9%	214,961	37.7%	20,032	9.3%
Pre-opening expenses	5,533	0.9%	5,384	1.0%	149	2.8%
Net loss (gain) on disposal of fixed assets	44	—%	(157)	—%	201	NM
Insurance recoveries	—	—%	(4,497)	(0.8)%	(4,497)	(100.0)%
Total operating expenses	240,570	38.8%	215,691	37.9%	24,879	11.5%
Operating income	78,491	12.7%	48,650	8.5%	29,841	61.3%
Interest expense	1,888	0.3%	1,221	0.2%	667	54.6%
Interest income	(1,616)	(0.2)%	(263)	(0.1)%	1,353	NM
Other income, net	(1,331)	(0.2)%	(49)	—%	1,282	NM
Total other (income) expense, net	(1,059)	(0.1)%	909	0.1%	(1,968)	NM
Income before taxes	79,550	12.8%	47,741	8.4%	31,809	66.6%
Income tax expense	21,753	3.5%	12,531	2.2%	9,222	73.6%
Net income and comprehensive income	$57,797	9.3%	$35,210	6.2%	22,587	64.1%
Basic net income per share	$0.44		$0.32
Diluted net income per share	$0.43		$0.31

(1) NM refers to a value that is not meaningful.

Bob's Discount Furniture, Inc.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited, amounts in thousands, except per share amounts)

	Six-Month Fiscal Period Ended
	June 28, 2026		June 29, 2025		Increase (Decrease)
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	%(1)
Net revenues	$1,197,666	100.0%	$1,102,293	100.0%	$95,373	8.7%
Cost of sales	622,095	51.9%	601,309	54.6%	20,786	3.5%
Gross profit	575,571	48.1%	500,984	45.4%	74,587	14.9%
Selling, general, and administrative	470,140	39.3%	430,606	39.1%	39,534	9.2%
Pre-opening expenses	10,273	0.9%	8,369	0.7%	1,904	22.8%
Net loss (gain) on disposal of fixed assets	44	—%	(136)	—%	180	NM
Restructuring charges	—	—%	292	—%	(292)	(100.0)%
Insurance recoveries	(667)	(0.1)%	(4,497)	(0.4)%	(3,830)	(85.2)%
Total operating expenses	479,790	40.1%	434,634	39.4%	45,156	10.4%
Operating income	95,781	8.0%	66,350	6.0%	29,431	44.4%
Interest expense	17,192	1.4%	2,124	0.2%	15,068	NM
Interest income	(1,813)	(0.1)%	(663)	(0.1)%	1,150	NM
Other income, net	(1,331)	(0.1)%	(623)	—%	708	NM
Total other (income) expense, net	14,048	1.2%	838	0.1%	13,210	NM
Income before taxes	81,733	6.8%	65,512	5.9%	16,221	24.8%
Income tax expense	21,419	1.8%	17,157	1.5%	4,262	24.8%
Net income and comprehensive income	$60,314	5.0%	$48,355	4.4%	11,959	24.7%
Basic net income per share	$0.48		$0.44
Diluted net income per share	$0.46		$0.43
(1) NM refers to a value that is not meaningful.

Bob's Discount Furniture, Inc.
Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Six-Month Fiscal Period Ended
	June 28, 2026	June 29, 2025
Cash flows from operating activities
Net income	$60,314	$48,355
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	1,554	1,822
Transaction losses	1,321	1,443
Depreciation and amortization	38,297	34,065
Non-cash interest expense	10,880	44
Loss (gain) on disposal of fixed assets	44	(136)
Non-cash lease costs	36,358	37,111
Deferred income taxes	3,469	(823)
Change in reserve for product warranties	(200)	650
Changes in operating assets and liabilities
Accounts receivable	(10,796)	(2,227)
Inventories	4,431	(14,803)
Tariff refunds receivable	(41,908)	—
Prepaids and other current assets	(7,103)	(3,313)
Other assets	(4,392)	27
Accounts payable	21,814	(41,820)
Accrued expenses	(10,893)	(7,225)
Customer deposits	9,647	7,280
Operating leases	(28,056)	(24,285)
Other long-term liabilities	8,365	—
Net cash provided by operating activities	93,146	36,165
Cash flows from investing activities
Purchase of property and equipment	(59,904)	(37,979)
Net cash used in investing activities	(59,904)	(37,979)
Cash flows from financing activities
Principal payments on Term Loan	(350,000)	—
Proceeds from Line of Credit	122,000	3,000
Principal payments on Line of Credit	(122,000)	(3,000)
Principal payments on financing lease obligations	(10,551)	(5,487)
Net proceeds related to exercise of employee stock options	1,304	1,419
Payments for the acquisition of treasury stock	(50)	(709)
Proceeds from issuance of common stock, net of underwriter discounts	310,915	—
Payments for fractional shares	(45)	—
Payments of initial public offering costs	(5,232)	—
Net cash used in financing activities	(53,659)	(4,777)
Net decrease in cash, cash equivalents, and restricted cash	(20,417)	(6,591)
Cash, cash equivalents, and restricted cash beginning of period	62,614	80,558
Cash, cash equivalents, and restricted cash end of period	$42,197	$73,967

Supplemental disclosure of cash flow data
Cash paid for interest	$4,741	$1,155
Supplemental disclosure of noncash investing and financing activities
Assets acquired under financing leases	$37,133	$22,441
Purchase of property and equipment included in accounts payable	18,404	8,966
Employees cashless exercising of stock options	19	1,964

Bob's Discount Furniture, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, amounts in thousands, except per share amounts)

	Three-Month Fiscal Period Ended		Six-Month Fiscal Period Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net revenues	$619,570	$569,529	$1,197,666	$1,102,293

Adjusted gross profit and margin
Gross profit	$319,061	$264,341	$575,571	$500,984
Gross margin	51.5%	46.4%	48.1%	45.4%
IEEPA tariff refunds in cost of sales(1)	(37,863)	—	(37,863)	—
Adjusted gross profit	$281,198	$264,341	$537,708	$500,984
Adjusted gross margin	45.4%	46.4%	44.9%	45.4%
(1) Represents the IEEPA tariff refunds recognized in the three and six-month fiscal periods ended June 28, 2026.

	Three-Month Fiscal Period Ended		Six-Month Fiscal Period Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net revenues	$619,570	$569,529	$1,197,666	$1,102,293

Adjusted net income
Net income	$57,797	$35,210	$60,314	$48,355
Restructuring charges	—	—	—	292
Insurance recoveries	—	(4,497)	(667)	(4,497)
Net loss (gain) on disposal of fixed assets	44	(157)	44	(136)
IEEPA tariff refunds and related interest income(1)	(39,373)	—	(39,373)	—
Debt issuance costs acceleration(2)	—	—	10,720	—
Management fee(3)	—	500	2,000	1,016
Contract termination benefit(4)	(732)	—	(1,923)	—
Other (income) expenses, net(5)	(1,031)	51	(199)	554
Tax effect of adjustments	11,094	1,100	7,937	702
Adjusted net income	$27,799	$32,207	$38,853	$46,286
Adjusted net income as % of net revenue	4.5%	5.7%	3.2%	4.2%
Adjusted EBITDA
Net income	$57,797	$35,210	$60,314	$48,355
Interest expense	1,888	1,221	17,192	2,124
Interest income	(1,616)	(263)	(1,813)	(663)
Income tax expense	21,753	12,531	21,419	17,157
Depreciation and amortization	19,682	17,307	38,297	34,065
Stock-based compensation expense	839	931	1,554	1,822
Restructuring charges	—	—	—	292
Insurance recoveries	—	(4,497)	(667)	(4,497)
Net loss (gain) on disposal of fixed assets	44	(157)	44	(136)
IEEPA tariff refunds(6)	(37,863)	—	(37,863)	—
Management fee(3)	—	500	2,000	1,016
Contract termination benefit(4)	(732)	—	(1,923)	—
Other (income) expenses, net(5)	(1,031)	51	(199)	554
Adjusted EBITDA	$60,761	$62,834	$98,355	$100,089
Adjusted EBITDA as % of revenue	9.8%	11.0%	8.2%	9.1%
(1) Represents the IEEPA tariff refunds and $1.5 million in related interest income recognized in the three and six-month fiscal periods ended June 28, 2026.

Bob's Discount Furniture, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, amounts in thousands, except per share amounts)
(2) Represents the acceleration of debt issuance costs in connection with the repayment of the Term Loan in the six-month fiscal period ended June 28, 2026.
(3) Represents management fees paid in accordance with our Advisory Agreement with our controlling stockholder, which terminated in connection with our initial public offering (“IPO”). Activity for the six-month fiscal period ended June 28, 2026 reflects a termination fee of $2.0 million associated with the Advisory Agreement.
(4) Represents the acceleration of a bonus from our financing partner due to the termination of the agreement.
(5) Other (income) expenses. net represents income and costs that are not indicative of ongoing business operations and performance, including, but not limited to, third-party professional fees related to our IPO, litigation matters outside the ordinary course of business, bankruptcy settlements and senior termination benefits.
(6) Represents the IEEPA tariff refunds excluding interest income recognized in the three and six-month fiscal periods ended June 28, 2026.

	Three-Month Fiscal Period Ended		Six-Month Fiscal Period Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Adjusted diluted net income per share
Diluted net income per share	$0.43	$0.31	$0.46	$0.43
Restructuring charges	—	—	—	—
Insurance recoveries	—	(0.04)	(0.01)	(0.04)
Net loss (gain) on disposal of fixed assets	—	—	—	—
IEEPA tariff refunds and related interest income(1)	(0.29)	—	(0.30)	—
Debt issuance costs acceleration(2)	—	—	0.08	—
Management fee(3)	—	0.01	0.02	0.01
Contract termination benefit(4)	(0.01)	—	(0.02)	—
Other (income) expenses, net(5)	(0.01)	—	—	—
Tax effect of adjustments	0.08	0.01	0.06	0.01
Adjusted diluted net income per share	$0.20	$0.29	$0.29	$0.41
Diluted weighted average shares outstanding	135,640,953	112,763,460	131,874,659	112,684,120
(1) Represents the IEEPA tariff refunds and related interest income recognized in the three and six-month fiscal periods ended June 28, 2026.
(2) Represents the acceleration of debt issuance costs in connection with the pay down of the Term Loan in the six-month fiscal period ended June 28, 2026.
(3) Represents management fees paid in accordance with our Advisory Agreement with our controlling stockholder, which terminated in connection with the consummation of our proposed IPO. See "Certain Relationships and Related Party Transactions - Advisory Agreement." Activity for the six-month fiscal period ended June 28, 2026 reflects the per share impact of a termination fee of $2.0 million associated with the Advisory Agreement.
(4) Represents the acceleration of a bonus from our financing partner due to the termination of the agreement.
(5) Other (income) expenses, net represents income and costs that are not indicative of ongoing business operations and performance, including, but not limited to, third-party professional fees related our initial public offering, litigation matters outside the normal course of business, bankruptcy settlements, and senior termination benefits.